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                                                                   EXHIBIT 23.1

           CONSENT OF COOPERS & LYBRAND LLP, INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 13, 1997, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts."

/s/ Coopers & Lybrand LLP
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COOPERS & LYBRAND LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania

November 25, 1997